FORM OF

                 LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

                             MONEY MARKET PORTFOLIO
                                 PRIME PORTFOLIO
                              GOVERNMENT PORTFOLIO
                          GOVERNMENT RESERVES PORTFOLIO
                               TREASURY PORTFOLIO
                           TREASURY RESERVES PORTFOLIO
                              TAX-EXEMPT PORTFOLIO
                               MUNICIPAL PORTFOLIO
                           NEW YORK MUNICIPAL PORTFOLIO

                                605 Third Avenue
                         New York, New York 10158-0180



December __, 2006

Neuberger Berman Management Inc.
605 Third Avenue, 2nd Floor
New York, New York  10158-0180

Dear Ladies and Gentlemen:

         Money Market Portfolio, Prime Portfolio, Government Portfolio, Government Reserves Portfolio, Treasury Portfolio, Treasury Reserves Portfolio, Tax-Exempt Portfolio, Municipal Portfolio, and New York Municipal Portfolio (each a "Portfolio") are series of Lehman Brothers Institutional Liquidity Funds, a Delaware statutory trust ("Trust").

Administrative Class
--------------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or pay operating expenses of each Portfolio's Administrative Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Administrative Class are limited to the rate of 0.45% per annum of its average daily net assets ("Expense Limitation").

         Each Portfolio agrees to reimburse you out of assets attributable to its Administrative Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary

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expenses) to exceed an annual rate of 0.45% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

Cash Management Class
---------------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or pay operating expenses of each Portfolio's Cash Management Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Cash Management Class are limited to the rate of 0.25% per annum of its average daily net assets ("Expense Limitation").

         Each Portfolio agrees to reimburse you out of assets attributable to its Cash Management Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 0.25% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

Capital Class
-------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or pay operating expenses of each Portfolio's Capital Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Capital Class are limited to the rate of 0.30% per annum of its average daily net assets ("Expense Limitation").

         Each Portfolio agrees to reimburse you out of assets attributable to its Capital Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 0.30% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

Institutional Class
-------------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or pay operating expenses of each Portfolio's Institutional Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Institutional Class are limited to the rate of 0.20% per annum of its average daily net assets ("Expense Limitation").

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         Each Portfolio agrees to reimburse you out of assets attributable to its Institutional Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 0.20% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

Premier Class
-------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or pay operating expenses of each Portfolio's Premier Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Premier Class are limited to the rate of 0.70% per annum of its average daily net assets ("Expense Limitation").

         Each Portfolio agrees to reimburse you out of assets attributable to its Premier Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 0.70% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

Select Class
------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or pay operating expenses of each Portfolio's Select Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Select Class are limited to the rate of 0.35% per annum of its average daily net assets ("Expense Limitation").

         Each Portfolio agrees to reimburse you out of assets attributable to its Select Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 0.35% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

Service Class
-------------

         You hereby agree during the period from December [___], 2006 through March 31, 2010 ("Limitation Period"), to forgo current payment of fees and/or

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pay operating expenses of each Portfolio's Service Class (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Portfolio) ("Operating Expenses"), so that the Operating Expenses of each Portfolio's Service Class are limited to the rate of 0.60% per annum of its average daily net assets ("Expense Limitation").

         Each Portfolio agrees to reimburse you out of assets attributable to its Service Class for any fees forgone by you under the Expense Limitation or any Operating Expenses you paid in excess of the Expense Limitation, provided the reimbursements do not cause the Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 0.60% of its average daily net assets and the reimbursements are made within three years after the year in which you incurred the expense.

         You understand that you shall look only to the assets attributable to the applicable Class of the applicable Portfolio for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Portfolio, nor any of the Trust's trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

         This Agreement is made and to be performed principally in the State of StateNew York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of placeStateNew York. Any amendment to this Agreement shall be in writing signed by the parties hereto.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                      Very truly yours,

                                      LEHMAN BROTHERS INSTITUTIONAL
                                      LIQUIDITY FUNDS,
                                      on behalf of
                                      MONEY MARKET PORTFOLIO
                                      PRIME PORTFOLIO
                                      GOVERNMENT PORTFOLIO
                                      GOVERNMENT RESERVES PORTFOLIO
                                      TREASURY PORTFOLIO
                                      TREASURY RESERVES PORTFOLIO
                                      TAX-EXEMPT PORTFOLIO
                                      MUNICIPAL PORTFOLIO
                                      PLACESTATENEW YORK MUNICIPAL PORTFOLIO



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                                      By:

                                      Title:

The foregoing Agreement is hereby
accepted as of December __, 2006

NEUBERGER BERMAN MANAGEMENT INC.

By:

Title: